EXHIBIT 22
                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT

      State of
    Incorporation      Subsidiary
    -------------      ---------------------------------------------------
      New York         Cabrillo Lanes, Inc.

      Delaware         Downtown Properties, Inc.

     California           Old Vail Partners, a California general partnership
                          (50% general partner)

     California        Downtown Properties Development Corp.

     California        UCVGP, Inc.

     California           UCV, L.P. (1% general partner)

     California        Sports Arenas Properties, Inc.

     California           UCV, L.P. (49% limited partner) (formerly known as
                            University City Village, a joint venture)

     California        Ocean West, Inc.

     California        RCSA Holdings, Inc.

     California           Old Vail Partners, a California general partnership
                          (50% general partner)

     California           Old Vail Partners, L.P. (49% limited partner)

     California             Vail Ranch Limited Partnership (50% limited partner)

     California        OVGP, Inc.

     California           Old Vail Partners, L.P. (1% general partner)

     California        Ocean Disbursements, Inc.

     California        Bowling Properties, Inc.

     California        Penley Sports, LLC (90% managing member)

All subsidiaries are 100% owned, unless otherwise indicated, and are included in the Registrant's consolidated financial statements, except for Vail Ranch Limited Partnership and UCV, L.P.


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